Exhibit 99.2

LAZARD LTD REPORTS

FULL-YEAR AND FOURTH-QUARTER 2018 RESULTS

Record annual operating revenue of $2.75 billion, up 4% from prior year	Record annual adjusted net income per share (diluted) of $4.16, up 10% from prior year	Returned over $1 billion to shareholders through dividends and share repurchases

NEW YORK, February 5, 2019 – Lazard Ltd (NYSE: LAZ) today reported record annual operating revenue1 of $2,755 million for the year ended December 31, 2018. Net income, as adjusted2, was a record $539 million, or $4.16 per share (diluted) for the year. Net income on a U.S. GAAP basis for the year was $527 million, or $4.06 per share (diluted).

For the fourth quarter of 2018, net income, as adjusted2, was $119 million, or $0.94 per share (diluted). On a U.S. GAAP basis, net income for the fourth quarter was $113 million, or $0.89 per share (diluted).

“Our record results for 2018 underscore our continued growth, the strength of our global franchise and the breadth and depth of our business,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “We are meeting the evolving needs of clients with highly differentiated advice and solutions. We are investing in our technology infrastructure and data science capabilities to enhance our Asset Management and Financial Advisory businesses.”

($ in millions, except per share data and AUM)	Year Ended Dec. 31,			Quarter Ended Dec. 31,
	2018	2017	%’18-’17	2018	2017	%’18-’17
Net Income (loss)
US GAAP	$527	$254	NM	$113	$(84)	NM
Per share, diluted	$4.06	$1.91	NM	$0.89	$(0.70)	NM
Adjusted[2]	$539	$501	8%	$119	$148	(20)%
Per share, diluted	$4.16	$3.78	10%	$0.94	$1.12	(16)%
Operating Revenue[1]
Total operating revenue	$2,755	$2,655	4%	$685	$683	—
Financial Advisory	$1,506	$1,388	9%	$399	$335	19%
Asset Management	$1,242	$1,240	—	$281	$339	(17)%
AUM ($ in billions)
Period End	$215	$249	(14)%
Average	$241	$227	6%	$225	$244	(8)%

Media Contact: Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact: Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com

Note: Endnotes are on page 7 of this release. A reconciliation to U.S. GAAP is on page 15.

OPERATING REVENUE

Operating revenue1 was a record $2,755 million for 2018, 4% higher than 2017. Fourth-quarter 2018 operating revenue was $685 million, flat with the fourth quarter of 2017.

Financial Advisory

Our Financial Advisory results include M&A Advisory, Capital Advisory, Capital Raising, Restructuring, Shareholder Advisory, Sovereign Advisory, and other strategic advisory work for clients.

Full Year

Financial Advisory operating revenue was a record $1,506 million for 2018, 9% higher than 2017. The results reflected an increase in M&A Advisory, partially offset by a decrease in Restructuring.

Lazard advised or continues to advise on a number of the largest global M&A transactions announced or ongoing in 2018, including (clients are in italics): Aetna’s $78 billion sale to CVS Health; Express Scripts’ $67 billion sale to Cigna; The Supervisory Board of innogy in the company’s €37.9 billion takeover by E.ON; IBM’s $34 billion acquisition of Red Hat; The Woodbridge Company in Thomson Reuters’ sale of a 55% stake in its Financial & Risk business to Blackstone, valuing the business at $20 billion; Sanofi’s $11.6 billion acquisition of Bioverativ; and AkzoNobel’s €10.1 billion sale of its Specialty Chemicals business to Carlyle and GIC.

In 2018, Lazard advised on 61 global announced M&A transactions valued at more than $1 billion, compared to 50 in the prior year (Source: Dealogic).

During or since 2018, we have been engaged in a broad range of highly visible and complex restructuring and debt advisory assignments for debtors or creditors, including roles involving Breitburn Energy Partners; Claire’s Stores; Community Health Systems; Danaos; Expro Group; FirstEnergy Solutions; PG&E; Seadrill; Sears Holdings; Takata; Toshiba; and Toys “R” Us.

Our Capital and Shareholder Advisory practices remained active globally in 2018, advising on a broad range of public and private assignments. Our Sovereign Advisory practice also remained active, advising governments, sovereign and sub-sovereign entities across developed and emerging markets.

Fourth Quarter

Financial Advisory operating revenue was $399 million for the fourth quarter of 2018, 19% higher than the fourth quarter of 2017.

Among the major M&A transactions that were completed during the fourth quarter of 2018 were the following (clients are in italics): Aetna’s $78 billion sale to CVS Health; Express Scripts’ $67 billion sale to Cigna; The Woodbridge Company in Thomson Reuters’ sale of a 55% stake in its Financial & Risk business to Blackstone, valuing the business at $20 billion; AkzoNobel’s €10.1 billion sale of its Specialty Chemicals business to Carlyle and GIC; and Forest City’s $11.4 billion sale to Brookfield.

Among the publicly announced Capital Advisory transactions or assignments on which Lazard advised during the fourth quarter of 2018 were the following (clients are in italics): Special Committee of Independent Directors of VMware in VMware’s declaration of an $11 billion cash dividend in connection with Dell’s Class V tracking stock exchange transaction; AXA in the $1.8 billion secondary offering of common stock in AXA Equitable Holdings; and Aston Martin Lagonda’s £1.1 billion initial public offering.

During the fourth quarter of 2018 we completed restructuring and debt advisory assignments for debtors and creditors involving the following companies: Claire’s Stores; General Healthcare Group; OTAS; Tops Markets; and Toys “R” Us.

For a list of publicly announced Financial Advisory transactions on which Lazard advised in the fourth quarter of 2018, or continued to advise or completed since December 31, 2018, please visit our website at www.lazard.com/businesses/transactions.

Asset Management

In the text portion of this press release, we present our Asset Management results as 1) Management fees and other revenue, and 2) Incentive fees.

Full Year

Asset Management operating revenue was a record $1,242 million for 2018, slightly higher than 2017.

Management fees and other revenue was $1,221 million for 2018, 2% higher than 2017.

Average assets under management (AUM) for 2018 was $241 billion, 6% higher than 2017.

AUM as of December 31, 2018 was $215 billion, down 14% from December 31, 2017. Net outflows for 2018 were $4.9 billion.

Incentive fees were $21 million for 2018, compared to $46 million for 2017.

Fourth Quarter

Asset Management operating revenue was $281 million for the fourth quarter of 2018, 17% lower than the fourth quarter of 2017.

Management fees and other revenue was $280 million for the fourth quarter of 2018, 13% lower than the fourth quarter of 2017, and 6% lower than the third quarter of 2018.

Average AUM for the fourth quarter of 2018 was $225 billion, 8% lower than the fourth quarter of 2017, and 6% lower than the third quarter of 2018.

AUM as of December 31, 2018 decreased 11% from September 30, 2018. The sequential decrease was primarily driven by market depreciation and net outflows of $3.2 billion during the fourth quarter.

Incentive fees were $1 million for the fourth quarter of 2018, compared to $19 million for the fourth quarter of 2017.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges). We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

Adjusted compensation and benefits expense1 for 2018 was $1,517 million, 2% higher than 2017, with a consistent deferral policy. The corresponding adjusted compensation ratio1 was 55.1% for 2018, compared to 55.8% for 2017.

Awarded compensation expense1 for 2018 was $1,537 million, 4% higher than 2017. The corresponding awarded compensation ratio1 was 55.8% for 2018, compared to 55.6% for 2017.

We take a disciplined approach to compensation, and our goal is to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, with consistent deferral policies.

Non-Compensation Expense

Adjusted non-compensation expense1 for 2018 was $484 million, 5% higher than 2017. The ratio of non-compensation expense to operating revenue1 was 17.6% for 2018, compared to 17.4% for 2017.

Adjusted non-compensation expense1 for the fourth quarter of 2018 was $142 million, 12% higher than the fourth quarter of 2017, primarily reflecting investments in our technology infrastructure as well as pension plan expenses associated with new accounting guidelines implemented in 2018. The ratio of non-compensation expense to operating revenue1 was 20.8% for the fourth quarter of 2018, compared to 18.5% for the fourth quarter of 2017.

Our goal remains to achieve an adjusted non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1, was $159 million for full-year 2018 and $46 million for the fourth quarter of 2018. The effective tax rate on the same basis was 22.7% for full-year 2018, compared to 24.1% for full-year 2017.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.

In 2018, Lazard returned $1,023 million to shareholders, which included: $360 million in dividends; $553 million in share repurchases of our Class A common stock; and $110 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

During 2018, we repurchased 12.2 million shares of our Class A common stock for an average price of $45.29 per share. This included the repurchase of 6.4 million shares in the fourth quarter at an average price of $38.43 per share. In line with our objectives, these repurchases more than offset the potential dilution from our 2017 year-end equity-based compensation awards (net of estimated forfeitures and tax withholding to be paid in cash in lieu of share issuances), which were granted at an average price of $56.22 per share.

On February 4, 2019, our Board of Directors authorized additional share repurchases of up to $300 million, which expires as of December 31, 2020, bringing our total outstanding share repurchase authorization to $510 million.

On February 4, 2019, Lazard declared dividends totaling $0.94 per share, comprised of a quarterly dividend of $0.44 per share and an extra cash dividend of $0.50 per share, on Lazard’s outstanding Class A common stock. The dividends are payable on March 1, 2019, to stockholders of record on February 15, 2019.

Lazard’s financial position remains strong. As of December 31, 2018, our cash and cash equivalents were $1,247 million, and stockholders’ equity related to Lazard’s interests was $917 million.

***

CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EST on February 5, 2019, to discuss the company’s financial results for the full year and fourth quarter of 2018. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (888) 218-8032 (U.S. and Canada) or +1 (323) 794-2586 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available by 10:00 a.m. EST on February 5, 2019, via the Lazard Investor Relations website, or by dialing 1 (888) 203-1112 (U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is 8207893.

ABOUT LAZARD

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 43 cities across 27 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.

***

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global or regional financial markets;

•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, Lazard’s Twitter account (twitter.com/Lazard) and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.

***

ENDNOTES

1 A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.

2 2018 adjusted results1 exclude pre-tax charges of (i) $10.0 million in the fourth quarter and full year relating to costs associated with an unconditional commitment to the Lazard Foundation; (ii) $8.2 million and $28.7 million in the fourth quarter and full year, respectively, of costs associated with the implementation of a new Enterprise Resource Planning (ERP) system; (iii) $(0.1) million and $2.3 million in the fourth quarter and full year, respectively, of office space reorganization costs primarily relating to incremental rent expense and lease abandonment costs; (iv) $6.8 million in the third quarter and full year relating to a debt refinancing by Lazard Ltd’s subsidiary Lazard Group LLC, which redeemed $250 million of its outstanding $500 million of 4.25% Senior Notes maturing in November 2020; and (v) $6.5 million in the fourth quarter and full year relating to the reduction in our Tax Receivable Agreement (TRA) obligation. In addition, fourth quarter and full-year 2018 adjusted results exclude a benefit of $2.9 million and $18.9 million, respectively, of acquisition-related items, primarily reflecting changes in fair value of contingent consideration associated with certain business acquisitions. On a U.S. GAAP basis, these items resulted in a net charge of $5.5 million, or $0.04 (diluted) per share, in the fourth quarter, and a net charge of $12.1 million, or $0.09 (diluted) per share, for full-year 2018.

LAZ-EPE

###

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Three Months Ended			% Change From
	December 31,	September 30,	December 31,	September 30,	December 31,
($ in thousands, except per share data)	2018	2018	2017	2018	2017
Total revenue	$704,300	$640,800	$692,332	10%	2%
Interest expense	(17,065)	(14,319)	(13,524)

Net revenue	687,235	626,481	678,808	10%	1%
Operating expenses:
Compensation and benefits	349,542	343,987	374,673	2%	(7%)
Occupancy and equipment	32,781	28,848	37,374
Marketing and business development	32,889	21,868	25,628
Technology and information services	37,520	36,394	34,242
Professional services	18,851	13,353	14,231
Fund administration and outsourced services	29,805	34,748	18,729
Amortization and other acquisition-related (benefits) costs	(2,429)	(5,851)	4,511
Other	38,454	14,453	13,430

Subtotal	187,871	143,813	148,145	31%	27%

Benefit pursuant to tax receivable agreement	(6,495)	—	(202,546)

Operating expenses	530,918	487,800	320,272	9%	66%

Operating income	156,317	138,681	358,536	13%	(56%)
Provision for income taxes	42,633	29,956	441,490	42%	(90%)

Net income (loss)	113,684	108,725	(82,954)	5%	NM
Net income attributable to noncontrolling interests	288	1,651	604

Net income (loss) attributable to Lazard Ltd	$113,396	$107,074	($83,558)	6%	NM

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	116,333,243	119,456,516	119,866,860	(3%)	(3%)
Diluted	126,819,190	129,859,728	119,866,860	(2%)	6%
Net income (loss) per share:
Basic	$0.97	$0.90	($0.70)	8%	NM
Diluted	$0.89	$0.82	($0.70)	9%	NM

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Year Ended
($ in thousands, except per share data)	December 31, 2018	December 31, 2017	% Change
Total revenue	$2,884,833	$2,697,829	7%
Interest expense	(58,481)	(53,518)

Net revenue	2,826,352	2,644,311	7%
Operating expenses:
Compensation and benefits	1,514,735	1,512,873	0%
Occupancy and equipment	121,107	124,842
Marketing and business development	108,644	89,205
Technology and information services	139,693	121,671
Professional services	61,349	47,932
Fund administration and outsourced services	132,964	71,305
Amortization and other acquisition-related (benefits) costs	(15,897)	9,514
Other	89,486	44,069

Subtotal	637,346	508,538	25%

Benefit pursuant to tax receivable agreement	(6,495)	(202,546)

Operating expenses	2,145,586	1,818,865	18%

Operating income	680,766	825,446	(18%)
Provision for income taxes	148,317	565,599	(74%)

Net income	532,449	259,847	NM
Net income attributable to noncontrolling interests	5,324	6,264

Net income attributable to Lazard Ltd	$527,125	$253,583	NM

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	119,006,531	121,573,442	(2%)
Diluted	129,767,592	132,479,728	(2%)
Net income per share:
Basic	$4.43	$2.09	NM
Diluted	$4.06	$1.91	NM

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

(U.S. GAAP)

($ in thousands)	December 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$1,246,537	$1,483,836
Deposits with banks and short-term investments	1,006,969	935,431
Cash deposited with clearing organizations and other segregated cash	38,379	35,539
Receivables	685,534	571,616
Investments	575,148	427,186
Goodwill and other intangible assets	375,318	391,364
Deferred tax assets	597,776	650,260
Other assets	471,580	433,445

Total Assets	$4,997,241	$4,928,677

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$1,154,207	$992,338
Accrued compensation and benefits	585,484	593,781
Senior debt	1,434,260	1,190,383
Tax receivable agreement obligation	270,640	310,275
Other liabilities	582,557	582,995

Total liabilities	4,027,148	3,669,772
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $.01 per share	—	—
Common stock, par value $.01 per share	1,298	1,298
Additional paid-in capital	750,692	788,140
Retained earnings	1,195,563	1,080,413
Accumulated other comprehensive loss, net of tax	(273,818)	(232,518)

Subtotal	1,673,735	1,637,333
Class A common stock held by subsidiaries, at cost	(756,884)	(437,530)

Total Lazard Ltd stockholders’ equity	916,851	1,199,803
Noncontrolling interests	53,242	59,102

Total stockholders’ equity	970,093	1,258,905

Total liabilities and stockholders’ equity	$4,997,241	$4,928,677

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Three Months Ended			% Change From
	December 31,	September 30,	December 31,	September 30,	December 31,
($ in thousands, except per share data)	2018	2018	2017	2018	2017
Revenues:
Financial Advisory	$398,581	$303,769	$335,098	31%	19%
Asset Management	280,750	301,527	338,967	(7%)	(17%)
Corporate	5,204	314	8,555	NM	(39%)

Operating revenue (b)	$684,535	$605,610	$682,620	13%	0%

Expenses:
Adjusted compensation and benefits expense (c)	$361,434	$337,930	$366,927	7%	(1%)

Ratio of adjusted compensation to operating revenue	52.8%	55.8%	53.8%
Non-compensation expense (d)	$142,239	$109,330	$126,590	30%	12%

Ratio of non-compensation to operating revenue	20.8%	18.1%	18.5%
Earnings:
Earnings from operations (e)	$180,862	$158,350	$189,103	14%	(4%)

Operating margin (f)	26.4%	26.1%	27.7%
Adjusted net income (g)	$118,878	$111,424	$148,107	7%	(20%)

Diluted adjusted net income per share	$0.94	$0.86	$1.12	9%	(16%)

Diluted weighted average shares	126,819,190	129,859,728	132,696,257	(2%)	(4%)
Effective tax rate (h)	27.8%	23.0%	15.9%

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Year Ended
	December 31,	December 31,
($ in thousands, except per share data)	2018	2017	% Change
Revenues:
Financial Advisory	$1,506,212	$1,387,682	9%
Asset Management	1,241,541	1,239,661	0%
Corporate	7,029	27,197	(74%)

Operating revenue (b)	$2,754,782	$2,654,540	4%

Expenses:
Adjusted compensation and benefits expense (c)	$1,516,632	$1,481,062	2%

Ratio of adjusted compensation to operating revenue	55.1%	55.8%
Non-compensation expense (d)	$484,131	$460,678	5%

Ratio of non-compensation to operating revenue	17.6%	17.4%
Earnings:
Earnings from operations (e)	$754,019	$712,800	6%

Operating margin (f)	27.4%	26.8%
Adjusted net income (g)	$539,237	$500,521	8%

Diluted adjusted net income per share	$4.16	$3.78	10%

Diluted weighted average shares	129,767,592	132,479,728	(2%)
Effective tax rate (h)	22.7%	24.1%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

COMPENSATION AND BENEFITS - ANALYSIS

(unaudited)

($ in millions except share price)

	2011	2012	2013	2014	2015	2016	2017	2018
	ADJUSTED U.S. GAAP BASIS (c)
Base salary	$344.2	$353.2	$339.3	$354.0	$355.8	$372.7	$404.9	$431.9
Benefits and other	162.2	162.6	191.2	215.6	228.3	201.9	243.4	263.6
Cash incentive compensation	372.4	367.2	368.5	432.9	413.9	398.3	465.5	445.5

Total cash compensation, benefits and other	878.8	883.0	899.0	1,002.5	998.0	972.9	1,113.8	1,141.0
Amortization of deferred incentive awards	289.4	334.8	297.6	299.2	320.8	352.4	367.3	375.6

Compensation and benefits - Adjusted U.S. GAAP basis (i)	$1,168.2	$1,217.8	$1,196.6	$1,301.7	$1,318.8	$1,325.3	$1,481.1	$1,516.6

% of Operating Revenue	62.0%	61.8%	58.8%	55.6%	55.4%	56.5%	55.8%	55.1%

	AWARDED BASIS
Total cash compensation and benefits (per above)	$878.8	$883.0	$899.0	$1,002.5	$998.0	$972.9	$1,113.8	$1,141.0
Deferred year-end incentive awards	282.4	272.4	291.0	325.2	336.1	342.4	351.0	377.8

Compensation and benefits before sign-on and other special deferred incentive awards	1,161.2	1,155.4	1,190.0	1,327.7	1,334.1	1,315.3	1,464.8	1,518.8
Sign-on and other special deferred incentive awards (j)	40.0	42.1	22.1	14.2	26.4	29.9	36.2	45.7

Total Compensation and benefits - Notional	1,201.2	1,197.5	1,212.1	1,341.9	1,360.5	1,345.2	1,501.0	1,564.5
Adjustment for actual/estimated forfeitures (k)	(28.0)	(27.4)	(27.3)	(25.4)	(27.2)	(27.9)	(25.3)	(27.5)

Compensation and benefits - Awarded (l)	$1,173.2	$1,170.1	$1,184.8	$1,316.5	$1,333.3	$1,317.3	$1,475.7	$1,537.0

% of Operating Revenue - Awarded Basis(l)	62.3%	59.4%	58.2%	56.3%	56.0%	56.2%	55.6%	55.8%

Memo:

Total value of deferred equity-based year end incentive awards	$192.7	$183.3	$180.9	$219.0	$267.7	$234.8	$216.4	TBD

Equity-based year end awards - share equivalents (‘000)	6,932	4,929	4,146	4,329	7,778	5,395	3,850	TBD

Price at issuance	$27.80	$37.19	$43.62	$50.60	$34.42	$43.43	$56.22	TBD

Deferred compensation awards ratio (m)	24.3%	23.6%	24.5%	24.5%	25.2%	26.0%	24.0%	24.9%

Operating revenue	$1,883.9	$1,970.8	$2,034.3	$2,340.2	$2,380.1	$2,344.3	$2,654.5	$2,754.8

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Reconciliation of U.S. GAAP to Adjusted Statement of Operations and Notes to Financial Schedules.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

(unaudited)

($ in millions)

	As of			Variance
	December 31, 2018	September 30, 2018	December 31, 2017	Qtr to Qtr	YTD
Equity:
Emerging Markets	$41,899	$45,449	$52,349	(7.8%)	(20.0%)
Global	41,490	46,088	43,663	(10.0%)	(5.0%)
Local	36,020	42,524	42,650	(15.3%)	(15.5%)
Multi-Regional	57,589	66,945	70,696	(14.0%)	(18.5%)

Total Equity	176,998	201,006	209,358	(11.9%)	(15.5%)
Fixed Income:
Emerging Markets	14,980	15,964	17,320	(6.2%)	(13.5%)
Global	4,851	4,745	4,109	2.2%	18.1%
Local	6,113	6,226	4,497	(1.8%)	35.9%
Multi-Regional	6,994	7,455	9,154	(6.2%)	(23.6%)

Total Fixed Income	32,938	34,390	35,080	(4.2%)	(6.1%)
Alternative Investments	2,430	2,650	2,846	(8.3%)	(14.6%)
Private Equity	1,469	1,453	1,478	1.1%	(0.6%)
Cash Management	899	588	697	52.9%	29.0%

Total AUM	$214,734	$240,087	$249,459	(10.6%)	(13.9%)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017		2018	2017
AUM - Beginning of Period	$240,087	$238,125		$249,459	$197,910
Net Flows	(3,171)	137		(4,898)	3,090
Market and foreign exchange appreciation (depreciation)	(22,182)	11,197		(29,827)	48,459

AUM - End of Period	$214,734	$249,459		$214,734	$249,459

Average AUM	$224,697	$243,815		$241,247	$226,525

% Change in average AUM	(7.8%)			6.5%

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)

(unaudited)

	Three Months Ended			Year Ended
($ in thousands, except per share data)	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Operating Revenue
Net revenue - U.S. GAAP Basis	$687,235	$626,481	$678,808	$2,826,352	$2,644,311
Adjustments:
Revenue related to noncontrolling interests (n)	(3,436)	(4,512)	(3,149)	(18,787)	(16,228)
(Gains) losses related to Lazard Fund Interests (“LFI”) and other similar arrangements	15,798	(3,647)	(5,545)	14,086	(23,526)
Distribution fees, reimbursable deal costs and bad debt expense (o)	(30,883)	(25,880)	—	(120,995)	—
Interest expense	15,821	13,168	12,506	54,126	49,983

Operating revenue, as adjusted (b)	$684,535	$605,610	$682,620	$2,754,782	$2,654,540

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP Basis	$349,542	$343,987	$374,673	$1,514,735	$1,512,873
Adjustments:
Expenses associated with ERP system implementation (p)	(1,190)	—	—	(1,190)	—
(Charges) credits pertaining to LFI and other similar arrangements	15,798	(3,647)	(5,545)	14,086	(23,526)
Compensation related to noncontrolling interests (n)	(2,716)	(2,410)	(2,201)	(10,999)	(8,285)

Compensation and benefits expense, as adjusted (c)	$361,434	$337,930	$366,927	$1,516,632	$1,481,062

Non-Compensation Expense
Non-compensation expense - Subtotal - U.S. GAAP Basis	$187,871	$143,813	$148,145	$637,346	$508,538
Adjustments:
Expenses associated with ERP system implementation (p)	(7,006)	(7,659)	(9,917)	(27,495)	(25,308)
(Expenses) benefits related to office space reorganization (q)	80	—	(6,781)	(2,345)	(11,354)
Distribution fees, reimbursable deal costs and bad debt expense (o)	(30,883)	(25,880)	—	(120,995)	—
Amortization and other acquisition-related benefits (costs) (r)	2,429	5,851	(4,511)	15,897	(9,514)
Charges pertaining to Senior Debt refinancing (s)	—	(6,523)	—	(6,523)	—
Expenses associated with Lazard Foundation (t)	(10,000)	—	—	(10,000)	—
Non-compensation expense related to noncontrolling interests (n)	(252)	(272)	(346)	(1,754)	(1,684)

Non-compensation expense, as adjusted (d)	$142,239	$109,330	$126,590	$484,131	$460,678

Pre-Tax Income and Earnings From Operations
Operating Income - U.S. GAAP Basis	$156,317	$138,681	$358,536	$680,766	$825,446
Adjustments:
Reduction of tax receivable agreement obligation (“TRA”) (u) (v)	(6,495)	—	(202,546)	(6,495)	(202,546)
Expenses associated with ERP system implementation (p)	8,196	7,659	9,917	28,685	25,308
Expenses (benefits) related to office space reorganization (q)	(80)	—	6,781	2,345	11,354
Acquisition-related (benefits) costs (r)	(2,912)	(6,707)	4,012	(18,932)	6,580
Charges pertaining to Senior Debt refinancing (s)	—	6,818	—	6,818	—
Expenses associated with Lazard Foundation (t)	10,000	—	—	10,000	—
Net income related to noncontrolling interests (n)	(288)	(1,651)	(603)	(5,324)	(6,264)

Pre-tax income, as adjusted	164,738	144,800	176,097	697,863	659,878
Interest expense	15,821	12,873	12,506	53,831	49,983
Amortization (LAZ only)	303	677	500	2,325	2,939

Earnings from operations, as adjusted (e)	$180,862	$158,350	$189,103	$754,019	$712,800

Net Income (loss) attributable to Lazard Ltd
Net income (loss) attributable to Lazard Ltd - U.S. GAAP Basis	$113,396	$107,074	($83,558)	$527,125	$253,583
Adjustments:
Reduction of deferred tax assets (net of TRA reduction) (u)	—	—	216,928	—	216,928
Reduction of tax receivable agreement obligation (“TRA”) (v)	(6,495)	—	—	(6,495)	—
Expenses associated with ERP system implementation (p)	8,196	7,659	9,917	28,685	25,308
Expenses (benefits) related to office space reorganization (q)	(80)	—	6,781	2,345	11,354
Acquisition-related (benefits) costs (r)	(2,912)	(6,707)	4,012	(18,932)	6,580
Charges pertaining to Senior Debt refinancing (s)	—	6,818	—	6,818	—
Expenses associated with Lazard Foundation (t)	10,000	—	—	10,000	—
Tax benefit allocated to adjustments	(3,227)	(3,420)	(5,973)	(10,309)	(13,232)

Net income, as adjusted (g)	$118,878	$111,424	$148,107	$539,237	$500,521

Diluted net income (loss) per share:
U.S. GAAP Basis	$0.89	$0.82	($0.70)	$4.06	$1.91
Non-GAAP Basis, as adjusted	$0.94	$0.86	$1.12	$4.16	$3.78

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

Notes to Financial Schedules

(a)

Selected Summary Financial Information are non-U.S. GAAP (“non-GAAP”) measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(b)

A non-GAAP measure which excludes (i) revenue related to non-controlling interests (see (n) below), (ii) (gains)/losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) for the three and twelve month periods ended December 31, 2018 and for the three month period ended September 30, 2018, revenue related to distribution fees and reimbursable deal costs in accordance with the newly adopted revenue recognition guidance and bad debt expense (see (o) below), (iv) interest expense primarily related to corporate financing activities, and (v) for the three and twelve month periods ended December 31, 2018, and for the three month period ended September 30, 2018, excess interest expense pertaining to Senior Debt refinancing (see (s) below).

(c)

A non-GAAP measure which excludes (i) for the three and twelve month periods ended December 31, 2018, expenses associated with ERP system implementation (see (p) below), (ii) (charges)/credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, and (iii) compensation and benefits related to noncontrolling interests (see (n) below).

(d)

A non-GAAP measure which excludes (i) expenses associated with ERP system implementation (see (p) below), (ii) for the three and twelve month periods ended December 31, 2018, and December 31, 2017, (expenses) benefits related to office space reorganization (see (q) below), (iii) for the three and twelve month periods ended December 31, 2018 and for the three month period ended September 30, 2018, expenses related to distribution fees and reimbursable deal costs in accordance with the newly adopted revenue recognition guidance and bad debt expense (see (o) below), (iv) amortization and other acquisition-related benefits (costs) (see (r) below), (v) for the twelve month periods ended December 31, 2018 and for the three month period ended September 30, 2018, charges pertaining to Senior Debt refinancing (see (s) below), (vi) for the three and twelve month periods ended December 31, 2018, expenses associated with Lazard Foundation (see (t) below), and (vii) expenses related to noncontrolling interests (see (n) below).

(e)

A non-GAAP measure which excludes (i) for the three and twelve month periods ended December 31, 2018 and December 31, 2017, a benefit relating to the reduction in our Tax Receivable Agreement obligation (see (u,v) below), (ii) expenses associated with ERP system implementation (see (p) below), (iii) for the three and twelve month periods ended December 31, 2018 and December 31, 2017 and for the three month period ended September 30, 2018, (expenses) benefits related to office space reorganization (see (q) below), (iv) amortization and other acquisition-related costs (benefits) (see (r) below), (v) for the twelve month period ending December 31, 2018 and three month period ending September 30, 2018, charges pertaining to Senior Debt refinancing (see (s) below), (vi) for the three and twelve month periods ended December 31, 2018, expenses associated with Lazard Foundation (see (t) below), (vii) net revenue and expenses related to noncontrolling interests (see (n) below), and (viii) interest expense primarily related to corporate financing activities.

(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.

(g)

A non-GAAP measure which excludes (i) for the three and twelve month periods ended December 31, 2017, a charge primarily relating to the reduction in certain deferred tax assets with an offsetting benefit relating to the reduction in our Tax Receivable Agreement obligation (see (u) below), (ii) for the three and twelve month periods ended December 31, 2018, a benefit relating to the reduction in our Tax Receivable Agreement obligation (see (v) below), (iii) expenses associated with ERP system implementation (see (p) below), (iv) for the three and twelve month periods ended December, 2018 and December 31, 2017, expenses related to office space reorganization (see (q) below), (v) amortization and other acquisition-related costs, net of tax benefits (see (r) below), (vi) for the twelve month period ended December 31, 2018 and three month period ended September 30, 2018, charges pertaining ot Senior Debt refinanicng, net of tax benefits (see (s) below), and (vii) for the three and twelve month periods ended December 31, 2018, expenses associated with Lazard Foundation (see (t) below).

(h)

Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $45,860, $33,376 and $27,990 for the three month periods ended December 31, 2018, September 30, 2018, and December 31, 2017, respectively, $158,627 and $159,357 for the twelve month periods ended December 31, 2018 and 2017, respectively, and the denominator of which is pre-tax income of $164,738, $144,800 and $176,097 for the three month periods ended December 31, 2018, September 30, 2018 and December 31, 2017, respectively, $697,863 and $659,878 for the twelve month periods ended December 31, 2018 and 2017, respectively. The three and twelve month periods ended December 31, 2017, exclude a charge relating to the reduction of deferred tax assets (see (u) below).

(i)	A reconciliation of U.S. GAAP compensation and benefits expense to compensation and benefits expense, as adjusted:

	Year Ended December 31,
($ in thousands)	2011	2012	2013	2014	2015	2016	2017	2018
Compensation & benefits expense - U.S. GAAP Basis	$1,168,945	$1,351,129	$1,278,534	$1,313,606	$1,319,746	$1,340,543	$1,512,873	$1,514,735
Adjustments:
Charges pertaining to ERP system implementation	—	—	—	—	—	—	—	(1,190)
Charges pertaining to cost saving initiatives	—	(99,987)	(51,399)	—	—	—	—	—
Charges pertaining to staff reductions	—	(21,754)	—	—	—	—	—	—
(Charges) credits pertaining to LFI and other similar arrangements comp. liability	3,024	(7,557)	(14,099)	(7,326)	3,827	(3,318)	(23,526)	14,086
Charges pertaining to Private Equity incentive compensation	—	—	(12,203)	—	—	—	—	—
Compensation related to noncontrolling interests (n)	(3,740)	(4,040)	(4,232)	(4,567)	(4,776)	(11,900)	(8,285)	(10,999)

Compensation & benefits expense, as adjusted	$1,168,229	$1,217,791	$1,196,601	$1,301,713	$1,318,797	$1,325,325	$1,481,062	$1,516,632

(j)	Special deferred incentive awards are granted outside the year end compensation process and include grants to new hires, retention awards, and performance units earned under PRSU grants.

(k)

Under U.S. GAAP, an estimate is made for future forfeitures of the deferred portion of such awards. This estimate is based on both historical experience and future expectations. The result reflects the cost associated with awards that are expected to vest. This calculation is undertaken in order to present awarded compensation on a similar basis to GAAP compensation. Amounts for 2011-2014 represent actual forfeiture experience. The 2015-2018 amounts represent estimated forfeitures.

(l)

Awarded Compensation and Benefits was restated in 2017 to eliminate the year-end foreign exchange adjustment to better align awarded compensation with revenue. The impact of the change is not material.

(m)

Deferred compensation awards ratio is deferred year-end incentive awards, divided by total awarded compensation excluding sign-on and other special deferred incentive awards and actual/estimated forfeitures.

(n)	Noncontrolling interests include revenue and expenses principally related to Edgewater, and is a non-GAAP measure.

(o)

Represents certain distribution fees and reimbursable deal costs paid to third parties for which an equal amount is excluded from both non-GAAP operating revenue and non-compensation expense, respectively, and excludes bad debt expense, which represents fees that are deemed uncollectible.

(p)	Represents expenses associated with Enterprise Resource Planning (ERP) system implementation.

(q)	Represents incremental rent expense and lease abandonment costs related to office space reorganization and an onerous lease provision.

(r)	Primarily represents the change in fair value of the contingent consideration associated with certain business acquisitions.

(s)

The company incurred charges related to the extinguishment of $250 million of the $500 million 4.25% Senior Notes maturing in November 2020 and the issuance of $500 million of 4.50% notes maturing in September 2028. The charges include a pre-tax loss on the extinguishment of $6.5 million and excess interest expense of $0.3 million (due to the period of time between the issuance of the 2028 notes and the settlement of the 2020 notes).

(t)	Represents expenses associated with the Lazard Foundation unconditional commitment.

(u)

In 2017, as a result of the 2017 US Tax Cuts and Jobs Act, the Company incurred a charge of approximately $420 million primarily relating to the reduction in certain deferred tax assets, with an offsetting benefit of approximately $203 million relating to the reduction in our Tax Receivable Agreement obligation.

(v)	Represents tax rate adjustments associated with the 2017 US Tax Cuts and Jobs Act.

NM  Not meaningful

TBD  To be determined